Exhibit 35.1


NovaStar Mortgage, Inc.
8140 Ward Parkway
Suite 300
Kansas City, MO 64114

                                                                 [NOVASTAR LOGO]

                             NOVASTAR MORTGAGE, INC.
                         OFFICER'S CERTIFICATE REGARDING
                         ANNUAL STATEMENT OF COMPLIANCE

                                  March 9, 2007

      I, Christopher S. Miller, Senior Vice President of Servicing, hereby certify that I am a duly appointed officer of NovaStar Mortgage, Inc., a Virginia corporation, (the "Servicer") and further certify as follows:

      (i) I have reviewed the Servicer's activities during the preceding calendar year and the Servicer's performance under the various Pooling and Servicing Agreements and Sale and Servicing Agreements (see attached Exhibit A) under which the Servicer is party has been made under my supervision,

      (ii) To the best of my knowledge, based on such review, the Servicer has fulfilled its obligations under this Agreement in all material respects for such year, except as follows: certain monthly bank reconciliations were not prepared and reviewed timely, certain monthly bank reconciliations contained reconciling items that were not cleared timely, reassignment of loans within the Mortgage Electronic Registration System (MERS) was not performed and fidelity bond coverage was not at the level required by the servicing agreements. Control activities related to these items have been implemented and individual instances of noncompliance have been or are in the process of being corrected.

      (iii) No Subservicers have performed any duties on behalf of NovaStar Mortgage, Inc.


/s/ Christopher S. Miller
-------------------------------------
Christopher S. Miller
Senior Vice President of Servicing

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NovaStar Mortgage, Inc.
Exhibit A to Certificate of Officer
March 9, 2007

                          Description                       Date of Agreement
---------------------------------------------------------   -----------------
Pooling and Servicing Agreements:
      NovaStar Mortgage Funding Trust, Series 2002 - 3      September 1, 2002
      NovaStar Mortgage Funding Trust, Series 2003 - 1      February 1, 2003
      NovaStar Mortgage Funding Trust, Series 2003 - 2      June 1, 2003
      NovaStar Mortgage Funding Trust, Series 2003 - 3      September 1, 2003
      NovaStar Mortgage Funding Trust, Series 2003 - 4      November 1, 2003
      NovaStar Mortgage Funding Trust, Series 2004 - 1      March 1, 2004
      NovaStar Mortgage Funding Trust, Series 2004 - 2      June 1, 2004
      NovaStar Mortgage Funding Trust, Series 2004 - 3      September 1, 2004
      NovaStar Mortgage Funding Trust, Series 2004 - 4      November 1, 2004
      NovaStar Mortgage Funding Trust, Series 2005 - 1      February 1, 2005
      NovaStar Mortgage Funding Trust, Series 2005 - 2      May 1, 2005
      NovaStar Mortgage Funding Trust, Series 2005 - 3      September 1, 2005
      NovaStar Mortgage Funding Trust, Series 2005 - 4      December 1, 2005
      NovaStar Mortgage Funding Trust, Series 2006 - 2      June 1, 2006
      NovaStar Mortgage Funding Trust, Series 2006 - 3      June 1, 2006
      NovaStar Mortgage Funding Trust, Series 2006 - 4      August 1, 2006
      NovaStar Mortgage Funding Trust, Series 2006 - 5      September 1, 2006
      NovaStar Mortgage Funding Trust, Series 2006 - 6      December 1, 2006

Sale and Servicing Agreements:
      NovaStar Mortgage Funding Trust, Series 2006 - 1      April 1, 2006
      NovaStar Mortgage Funding Trust, Series 2006 - MTA1   May 1, 2006